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                             A.B. WATLEY GROUP INC.                  EXHIBIT 4.2
                             1997 STOCK OPTION PLAN


1.       Purpose

         This plan (the "Plan") enables employees, non-employee directors and officers (including officers and directors who are also employees) as well as independent contractors who contribute to the success of A.B. Watley Group Inc., a Delaware corporation (the "Company") to participate in its future prosperity and growth and further to identify their interests with those of the shareholders of the Company. The purpose of this Plan is to provide long-term incentive for gain through outstanding service to the Company and its shareholders and to assist in recruiting and retaining people of ability and initiative.

2.       Administration

         This Plan shall be administered by a stock option committee (the "Committee") selected by the Board of Directors (the "Board") of the Company which shall consist of not less than one (1) nor more than three (3) persons. The Board may also select one or more persons as alternate members of the Committee, who may take the place of any absent member or members at any meeting of the Committee. Any vacancy occurring in the membership of the Committee shall be filled by appointment of the Board. The Committee shall have complete authority to interpret all provisions of this Plan consistent with law, to determine and designate those directors or employees of the Company (including, but not limited to, members of the Committee) to whom options may be granted and the type and number of option to be granted, to prescribe the form of instruments evidencing any option granted under this Plan, to adopt, amend and rescind general and special rules and regulations for its administration, and to make all other determinations necessary or advisable for the administration of this Plan.

3.       Eligibility

         Any member of the Board of the Company, officer and/or any salaried employee or independent contractor of or to the Company or any of its subsidiaries (including any subsidiary acquired after adoption of this Plan) who in the judgment of the Committee contributes significantly to the overall success of the Company or a subsidiary may be granted an option hereunder.

         The Committee will designate non-employee directors and officers and employees and independent contractors to whom options are to be granted and will specify whether the option is an Incentive Stock Option (as hereinafter defined) or non-statutory stock option (except that non-employee directors and officers, and independent contractors

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may only be granted non-statutory stock options) and the number of shares subject to each option.

         The Committee will also designate non-employee directors and officers, and employees to whom options are to be granted and will specify the number of shares subject to each option.

4.       Shares Subject to Option

         Options may be granted under this Plan on or after January 27, 1997. Each option so granted will give the optionee the right to purchase a designated number of the shares of common stock of the Company, $.001 par value (the "Shares"), (subject to adjustment under Section 9 hereof). Upon exercise of any option the Company may deliver to the optionee authorized but unissued Shares, treasury Shares, or any combination thereof.

         The Committee will maintain records showing the cumulative total of all Shares subject to options outstanding under this Plan. The number of Shares delivered under this Plan shall not exceed in the aggregate 400,000 Shares. The number may be adjusted to reflect any change in the capitalization of the Company resulting from a stock dividend or a stock split or other adjustment contemplated by Section 9 hereof and occurring after the adoption of this Plan. Subject to Section 6(D) hereof, if an option is terminated, in whole or in part, for any reason other than the exercise thereof, the Shares allocated to the option or portion thereof so terminated may be reallocated to another option or options to be granted under this Plan.

5.       Stock Options

         (A)      Allotment of Shares

                  (1) Subject to the limitations specified in Section 4(A)(2) hereof, the Committee may grant to optionees
                           (i) options which are intended to qualify as incentive stock options ("Incentive Stock Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); (ii) options which are not intended to qualify as Incentive Stock Options; or (iii) both of the foregoing if not granted to an optionee in tandem where the exercise of one type of option would reduce the Shares available under the other type of option. The Committee may, in its sole discretion, offer an optionee the opportunity to surrender his or her options granted pursuant to this Plan in exchange for different options to be granted pursuant to this Plan.

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                  (2)      The aggregate fair market value (determined at the
                           time the option is granted) of the Shares for which Incentive Stock Options may be granted to an optionee with respect to which an option is exercisable for the first time by such optionee during any calendar year (under all incentive stock option plans of the Company and its subsidiaries) may not exceed the amount set forth in Section 422 of the Code with respect to vesting limits. No Incentive Stock Option may be granted more than ten years after the effective date of this Plan.

                  (3) Options which are not Incentive Stock Options may be granted to any optionee without regard to the limitation stated in Section 5(A)(2) hereof.

         (B)      Option Price

         The price per share for Shares purchased by the exercise of any Incentive Stock Option granted pursuant to this Plan will be the fair market value per Share of such Shares at the time the option is granted except that the price per share for Shares purchased by the exercise of any Incentive Stock Option granted to any employee who at the time of such grant owns 10% or more of the total combined voting power of all classes of stock of the Company or any parent corporation (as defined by Section 425(e) of the Code) or any subsidiary shall be at least 110% of the fair market value of the Shares at the time of grant, and such option shall not be exercisable after the expiration of five (5) years from the date of its grant; the price per share for Shares purchased by exercise of any non-statutory stock option granted pursuant to this Plan shall be at the sole discretion of the Committee.

         (C)      Option Period

         Except as set forth in Section 5(B) above, each option shall expire on such date as the Committee shall determine at the time of the grant and except further that Incentive Stock Options shall not be exercisable after the expiration of ten (10) years from the date such option is granted.

         (D)      Exercise of Options

                  (1)      By an Optionee during Continuous Service or
                           Employment

                  Subject to the provisions of this Plan, each option granted hereunder shall be exercisable on such date or dates and during such period and for such number of Shares as the Committee may determine.

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                  Subject to the provisions of subparagraphs (2) and (3) of
                  paragraph (D) of this Section 5, no director or employee may exercise any part of an option granted under this Plan unless, at the time of such exercise, he had served continuously on the Board of the Company or he has been in he continuous employment of the /Company of a subsidiary of the Company, as the case may be, since the date the option was granted. The Committee may decide in each case to what extent leaves of absence for government or military service, illness, temporary disability, or other reasons shall not, for this purpose, be deemed interruptions of continuous employment.

                  During the lifetime of an optionee, the option may be exercised only by the optionee, his attorney-in-fact, his guardian, or his assignee as hereinafter provided.

                  (2) By a Former Director, Former Employee or Former Independent Contractor

                  After an optionee ceases to be a director or employee or independent contractor of the Company or such subsidiary, as the case may be, whether as a result of termination by the Company or such subsidiary or by the optionee, normal retirement, early retirement, or disability retirement because of physical or mental disability, the option may be exercised by him, his attorney-in-fact, or his guardian, as appropriate, at any time after the date on which he ceases to be such (but no later than the earlier of (a) 90 days after he ceases to be a member of the Company's Board or ceases to be employed by, or an independent contractor to, the Company or a subsidiary thereof (for whichever of the above reasons) or, (b) the end of the fixed term of the option) for the number of Shares for which the option could have been exercised at the time he ceased to be a director or an employee, as the case may be, or for such greater number of Shares subject to the option as to which the Committee may authorize an acceleration of the schedule of the time or times of exercise under the option.

                  (3)      In Case of Death or Disability

                  If an optionee shall die or become permanently and totally disabled (within the meaning of Section 22(e)(3) of the Code, hereinafter referred to as "Disabled" or "Disability") while an employee or a director or independent contractor of the Company or of a subsidiary or if an employee or a director or independent contractor dies within 90 days after termination pursuant to 5(D)(2), and at the time of death


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                  or Disability was entitled to exercise any option granted
                  under this Plan, then the option may be exercised by such Disabled optionee or his legal representative, as the case may be, or by his estate, or by a person who acquires the right to exercise the option by bequest or inheritance, at any time after the date of death or Disability (but no later than the earlier of (a) twelve (12) months after the date of death or termination by reason of Disability of the optionee or, (b) the end of the fixed term of the option); provided, however, in the case of options which are not Incentive Stock Options, that the Committee may prescribe a period during which the option may be exercised which is shorter than twelve months after the death or Disability. The option may be exercised only for the number of Shares (subject to adjustment under Section 9 hereof) for which it could have been exercised at the time the director or former director or employee or former employee died or became Disabled, or for such greater number of Shares subject to the option for which the Committee may authorize an acceleration of the schedule of the time or times of exercise under the option.

                  (4)      Acceleration or Conversion

                  On a case-by-case basis, the Committee may, in its sole discretion, accelerate the schedule of the time or times when an option granted under this Plan may be exercised. The Committee may also, in its sole discretion, from time to time, on a case by case basis, convert Incentive Stock Options granted to an optionee hereunder into non-statutory stock option on such basis as the Committee deems advisable.

6.       Special Provisions Respecting Exercise

         (A) Simultaneously with the exercise of any options granted hereunder, the Company may require any such optionee to simultaneously make payment of any federal, state or employment taxes required to be withheld with respect to the exercise of such options or payable in connection with such exercise.

         (B) An optionee exercising an option hereunder may pay a portion or all of the exercise price by delivering Shares of the Company already issued to, and held by such optionee provided that the Company then has Shares publicly traded (regardless of whether the Shares being utilized by such optionee are themselves registered for trading). The value of the Shares being tendered by an optionee shall be calculated at the last trade price on the day prior to the date of exercise of such stock option, when Shares are then listed on NASDAQ or a

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         national stock exchange or, alternatively, the mean between the "bid"
         "asked" price for Shares if there are no trades or if Shares are not listed thereon.

7.       Method of Exercise

         Each option granted under this Plan shall be deemed exercised when the optionee shall indicate the decision to do so in a writing delivered to the Company, and shall at the same time tender to the Company payment in full for the Shares for which the option is exercised, and shall comply with such other reasonable requirements as the Committee may establish pursuant to Sections 10 and 11 hereof. Payment for the Shares shall be made in cash or, in the discretion of the Committee, through delivery of Shares or a combination of cash and Shares. No person, estate or other entity shall have any of the rights of a shareholder with reference to Shares subject to an option until a certificate or certificates for the Shares shall have been delivered to such person, estate or other entity.

         An option granted under this Plan may be exercised for any lesser number of Shares than the full amount for which it could be exercised. Such partial exercise of an option or Stock Appreciation Right shall not affect the right to exercise the option from time to time in accordance with this Plan for the remaining Shares subject to the option.

8.       Assign ability

         No Incentive Stock Option granted to an employee under this Plan shall be transferable by him except by will or by the laws of descent and distribution. No non-statutory stock option granted to an optionee hereunder may be assigned except by will or by the laws of descent and distribution.

9.       Adjustment Upon Change of Shares

         In the event of a reorganization, merger, consolidation, reclassification, recapitalization, combination or exchange of Shares, stock split, stock dividend, spin-off, rights offering or other events affecting Shares of the Company, the number and class of Shares then subject to options previously granted under this Plan, and the price per Share payable upon exercise of such options, shall be equitably adjusted by the Committee to reflect the change.

10.      Compliance With Law and Approval of Regulatory Bodies

         No option shall be exercisable and no Shares will be delivered under this Plan except in compliance with all applicable federal and state laws and regulations, including without limitation, compliance with withholding tax requirements and with the rules of all stock exchanges on which the Company's Shares may be listed. Any Share certificate issued to evidence Shares for which an option is exercised may bear legends and

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statements which the Committee shall deem advisable to assure compliance with federal and state laws and regulations. No option shall be exercisable, and no Shares will be delivered under this Plan, until the Company has obtained consent or approval from regulatory bodies, federal or state, having jurisdiction over such matters as the Committee may deem advisable.

         In the case of the exercise of an option by a person or estate acquiring the right to exercise the option by bequest or inheritance, the Committee may require reasonable evidence as to the ownership of the option and may require such consents and releases of taxing authorities that it may deem advisable.

11.      Investment Representation

         The Committee may require the optionee to furnish to the Company, before the issuance of any Shares upon the exercise of all or any part of an option granted pursuant to this Plan, a representation (in such form as the Committee may specify) in which the optionee acknowledges that the Shares acquired by him upon exercise of his option right have not been registered under the Securities Act of 1933, as amended, and may not be sold or disposed of, except in accordance with said Act.

12.      General Provisions

         Neither the adoption of this Plan nor its operation, nor any document describing or referring to this Plan, or any part thereof, shall confer upon any employee any right to continue in the employ of the Company or any subsidiary, or shall in any way affect the right and power of the Company or any subsidiary to terminate the employment of any employee at any time with or without assigning a reason therefor to the same extent as the Company might have done if this Plan had not been adopted.

         Headings are given to the sections of this Plan solely as a convenience to facilitate reference; such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of this Plan or any provisions thereof. The use of the masculine gender shall also include within its meanings the feminine. The use of the singular shall also include within its meaning the plural, and vice versa.

13.      Amendment

         The Board of Directors of the Company may alter, amend or terminate this Plan from time to time, except no amendment to this Plan may become effective for which approval of the shareholders of the Company is necessary for continued compliance of this Plan with Section 422 of the code without such approval having been obtained.

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14.      Duration of the Plan

         No option shall be granted under this Plan after January 26, 2007. Options granted before that date shall remain valid thereafter in accordance with their terms.

15.      Effective Date of Plan

         This Plan was adopted by the Board of Directors of the Company on January 27, 1997.